EXHIBIT 5.1

March 6, 2014

Chegg, Inc.

3990 Freedom Circle

Santa Clara, CA 95054

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Chegg, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 6, 2014 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,902,492 shares of the Company’s Common Stock, $0.001 par value per share (the “Stock”), subject to issuance by the Company upon the exercise of or in connection with (a) equity awards granted or to be granted under the Company’s 2013 Equity Incentive Plan and (b) purchase rights granted or to be granted under the Company’s 2013 Employee Stock Purchase Plan. The plans referred to in the preceding sentence are collectively referred to in this letter as the “Plans.” At your request we are providing this letter to express our opinion on certain matters regarding the Company and the Stock as stated in the numbered paragraphs immediately following the paragraph captioned “Opinions” below (the “Opinions”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the Opinions, which included examination of the following:

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on November 18, 2013 (the “Restated Certificate”);

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on November 18, 2013 (the “Bylaws”);

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Plans and related forms of agreements governing the issuance of Stock under the Plans in the forms attached as (i) exhibit 10.04 to Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-190616) filed by the Company with the Commission on October 25, 2013 and (ii) exhibit 10.05 to the Registration Statement on Form S-1 (Registration No. 333-190616) filed by the Company with the Commission on August 14, 2013, pursuant to which the Stock will be issued (such agreements, “Plan Agreements”);

(5)

all minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (“Stockholders”) at which, or pursuant to which, (i) the Restated Certificate and the Bylaws were approved and (ii) the Board and the Stockholders adopted and approved the Plans, the reservation of the Stock for sale and issuance pursuant to the Plans and the filing of the Registration Statement;

(6)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”);

(7)	the stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC verifying the number of the Company’s issued and outstanding shares of capital stock as of March 5, 2014 and a statement prepared by the Company in the Opinion Certificate as to the number of issued and outstanding options and any other rights to purchase or otherwise acquire shares of the Company’s capital stock from the Company and any additional shares of capital stock reserved for future issuance by the Company in connection with the Company’s stock option and stock purchase plans and any and all other plans, agreements, rights or commitments of the Company or otherwise as of March 5, 2014); and

(8)	a Certificate of Good Standing issued by the Delaware Secretary of State dated March 6, 2014 stating that the Company is in good standing under the laws of the State of Delaware ( the “Certificate of Good Standing”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate. With respect to our opinion expressed in paragraph (2) below, we have assumed that there will be no subsequent amendment to the Restated Certificate (other than to authorize sufficient additional shares of Common Stock from time to time) that would adversely affect our Opinions and that, at any time when any shares of the Stock are issued and sold, the Company will have a sufficient number of authorized but unissued shares of its Common Stock, to be able to issue such shares of the Stock.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Opinions. Based upon the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 4,902,492 shares of Stock that may be issued and sold by the Company upon the exercise of or in connection with (a) equity awards granted or to be granted under the Company’s 2013 Equity Incentive Plan and (b) purchase rights to be granted or to be granted under the Company’s 2013 Employee Stock Purchase Plan, when issued, sold and delivered in accordance with the resolutions adopted by the Board, the applicable Plan and applicable Plan Agreements, if any, to be entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ David A. Bell
David A. Bell, a Partner